EXHIBIT 10.03
                 CHANGE-IN-CONTROL AGREEMENT

          This Change-in-Control Agreement (the "Agreement") is dated as of October 27, 1998, and is entered into by and among Joel A. Dickson (the "Executive"), American States Water Company (the "Company") and its wholly owned subsidiary, Southern California Water Company, a California corporation ("SCW").

                          RECITALS

          The Company considers it essential to the best interest of the Company and its shareholders that the Executive be encouraged to remain with the Company and SCW and continue to devote full attention to the Company's business notwithstanding the possibility, threat or occurrence of a Change in Control (as defined in Section 3). The Company believes that it is in the best interest of the Company and its shareholders to reinforce and encourage the continued attention and dedication of the Executive and to diminish inevitable distractions arising from the possibility of a Change in Control. Accordingly, to assure the Company that it will have the Executive's undivided attention and services notwithstanding the possibility, threat or occurrence of a Change in Control, and to induce the Executive to remain in the employ of the Company and SCW, and for other good and valuable consideration, the Board of Directors of the Company and SCW has, at the recommendation of the Company's Compensation Committee, caused the Company and SCW to enter into this Agreement.

                        TERMS AND CONDITIONS

          The Executive, the Company and SCW hereby agree to the following terms and conditions:

     1.   Term of Agreement

          If a Change in Control (as defined in Section 3) occurs on or before the expiration date of this Agreement and while the Executive is still an employee of the Company or SCW, then this Agreement will continue in effect for two years from the date of such Change in Control and, if the Executive's employment with the Company or SCW is terminated within such two-year period, this Agreement shall thereafter continue in effect until all of the obligations of the Company and SCW under this Agreement shall have been fulfilled. If no Change in Control occurs on or before December 31, 2000, this Agreement shall expire; provided, however that this Agreement shall be automatically extended for an additional two years to December 31, 2002 if (i) a plan or agreement for a Change in Control has been approved by the Board of Directors of the Company or SCW on or before the expiration date, or (ii) the Company and SCW have not delivered to you or you shall have not delivered to the Company and SCW written notice at least 60 days prior to the expiration date that such expiration date shall not be so extended. This Agreement shall continue to be automatically extended for an additional two-year period and each succeeding two-year period if a plan or agreement for a Change in Control has been approved by the Board of Directors of the Company or SCW or the Company, SCW or you have failed to give notice by the time and in the manner described in this Section 1.

     2.   Change in Control Date

          The "Change in Control Date" shall mean the first date during the term of this Agreement on which a Change in Control (as defined in Section 3) occurs; provided, however, that if a Change in Control occurs and if the Executive's employment with the Company or SCW is terminated after approval by the Board of Directors of the Company or SCW of a plan or agreement for a Change in Control but prior to the date on which the Change in Control occurs, the "Change in Control Date" shall mean the date immediately preceding the date of such termination.

     3.   Change in Control

          A "Change in Control" shall mean any of the following events:

          (a) the dissolution or liquidation of either the Company or SCW, unless its business is continued by another entity in which holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing entity's voting securities immediately after the event;


          (b) any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of either the Company or SCW, unless its business is continued by another entity in which holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing entity's voting securities immediately after the event;

          (c) any reorganization or merger of the Company or SCW, unless the holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the continuing or surviving entity's voting securities immediately after the event;

          (d) an acquisition by any person, entity or group acting in concert of more than 50% of the voting securities of the Company or SCW, unless the holders of the Company's voting securities immediately before the event own, either directly or indirectly, more than 50% of the acquirer's voting securities immediately after the acquisition; or

          (e) a change of one-half or more of the members of the Board of Directors of the Company or SCW within a twelve-month period, unless the election or nomination for election by shareholders of new directors within such period constituting a majority of the applicable Board was approved by the vote of at least [two-thirds] of the directors then still in office who were in office at the beginning of the twelve-month period.

     4.   Effective Period

          For the purpose of this Agreement, the "Effective
Period" is the period commencing on the Change in Control Date and ending on the date this Agreement terminates.

     5.   Termination of Employment

          (a) Death or Disability: The Executive's employment shall terminate automatically upon the Executive's death. If the Disability (as defined below) of the Executive occurs during the Effective Period, the Company or SCW may give the Executive written notice of their intention to terminate the Executive's employment. In such event, the Executive's employment with the Company or SCW shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability
Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his or her duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from his or her duties with the Company or SCW on a full-time basis for [180] consecutive business days as a result of a physical or mental condition which prevents the Executive from performing the Executive's normal duties of employment and which is (i) determined to be total and permanent by a physician selected by the Company or SCW or their insurers and acceptable to the Executive or the Executive's legal representative and/or
(ii) entitles the Executive to the payment of long-term disability benefits from the Company's or SCW's long-term disability plan commencing no later than the Disability Effective Date.

          (b)  Cause:  The Company or SCW may terminate the
Executive's employment other than for Cause or Disability during the Effective Period as provided in Section 6(a). The Company or SCW may also terminate the Executive's employment during the Effective Period for Cause. For purposes of this Agreement,
"Cause" shall be limited to the following:

               (i) the Executive's failure to render services to the Company or SCW where such failure amounts to gross neglect or gross misconduct of the Executive's responsibility and duties,

              (ii) the Executive's commission of an act of fraud or dishonesty against the Company or any affiliate of the Company, or

             (iii) the Executive's conviction of a felony or other crime involving moral turpitude.

          (c) Good Reason: The Executive's employment may be terminated by the Executive during the Effective Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Change in Control Date, or any other action by the Company or SCW which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or SCW, as the case may be, promptly after receipt of notice thereof given by the Executive;

              (ii) any failure by the Company or SCW to reappoint the Executive to a position held by the Executive on the Change in Control Date, except as a result of the termination of the Executive's employment by the Company or SCW for Cause or Disability, the death of the Executive, or the termination of the Executive's employment by the Executive other than for Good Reason;

             (iii) reduction by the Company or SCW in the Executive's base salary as in effect on the date hereof or as the same may be increased from time-to-time;

              (iv) the taking of any action by the Company or SCW (including the elimination of benefit plans without providing substitutes therefore or the reduction of the Executive's benefits thereunder) that would substantially diminish the aggregate value of the Executive's incentive awards and other fringe benefits including the executive benefits and perquisites from the levels in effect prior to the Change in Control Date;

               (v) the Company's or SCW's requiring the Executive to be based at any office or location which increases the distance from the Executive's home to the office location by more than [35] miles from the distance in effect as of the Change in Control Date;

              (vi) any failure by the Company or SCW to comply with and satisfy Section 10(c) of this Agreement.

     6.   Obligations of the Company upon Termination

          (a) Good Reason, Other Than for Cause or Disability: If the Company or SCW shall terminate the Executive's employment other than for Cause or Disability during the Effective Period, or the Executive shall terminate employment for Good Reason during the Effective Period, the Company and SCW agrees, subject to Section
8, to make the payments and provide the benefits described below:

               (i) The Company and/or SCW shall pay to the Executive in a cash lump sum within 10 days from the date of the Executive's termination of employment an amount equal to the product of (A) and (B), where (A) is three and (B) is the Executive's annual base salary at the highest of the rate in effect at any time during the three years preceding the date of termination.

              (ii) The Company and/or SCW shall also pay to the Executive in a cash lump sum within 10 days from the date of termination an amount equal to the sum of (A) the Executive's base salary through the date of termination, plus (B) any compensation previously deferred by the Executive (together with any accrued earnings or interest thereon), plus (C) any accrued vacation pay, in each case to the extent not theretofore paid (the amounts referred to in this paragraph (ii) are hereinafter referred to as the "Accrued Obligations").

             (iii) The Company and/or SCW shall also pay to the Executive in a cash lump sum within 10 days from the date of termination an amount equal to the excess of (A) over (B), where (A) is equal to the single sum actuarial equivalent of what would be the Executive's accrued benefits under the terms of the Southern California Water Company Pension Plan (or any successor thereto), including any supplemental retirement plan providing additional pension benefits, (hereinafter together referred to as the "Pension Plan") at the time of the Executive's termination of employment, without regard to whether such benefits are "vested" thereunder, if the Executive were credited with an additional two years of continuous service after the termination of Executive's employment with the Company or SCW at the Executive's highest annual rate of compensation covered by such Pension Plan within the three years preceding the date of the termination of the Executive's employment with the Company or SCW and (B) is equal to the single sum actuarial equivalent of the Executive's accrued benefits under the Pension Plan at the time of the Executive's termination of employment. The payment under this paragraph
           (iii) shall not extinguish any rights the Executive has to benefits under the Pension Plan. For purposes of this paragraph, "actuarial equivalent" shall be determined using the actuarial assumptions used under the Pension Plan for determining the actuarial equivalence of different annuity forms of benefits. In no event shall the additional two years of continuous service referred to above cause the Executive to be deemed to be older than the Executive's actual age for any purpose under this Agreement.

              (iv) For two years after the Executive's date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company and SCW shall continue to provide welfare benefits and fringe benefits and other perquisites to the Executive and/or the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated (in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliates applicable generally to other peer executives and their families immediately preceding the date of the Executive's termination of employment); provided, however, that if the Executive becomes employed by another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for any retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until two years after the date of termination of employment and to have retired on the last day of such period. Following the period of continued benefits referred to in this subsection, the Executive and the Executive's family shall be given the right provided in Section 4980B of the Internal Revenue Code of 1986 (the "Code") to elect to continue benefits in all group medical plans. In the event that the Executive's participation in any of the plans, programs, practices or policies of the Company or SCW referred to in this subsection is barred by the terms of such plans, programs, practices or policies, the Company and/or SCW shall provide the Executive with benefits substantially similar to those which the Executive would be entitled as a participant in such plans, programs, practices or policies. At the end of the period of coverage, the Executive shall have the option to have assigned to the Executive, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company or SCW and relating specifically to the Executive.

               (v)  The Company and/or SCW shall enable the
           Executive to purchase, at the end of the Effective Period, the automobile, if any, provided by the Company and/or SCW for the Executive's use at the time of the Executive's termination of employment at the wholesale value of such automobile at such time, as shown in the current addition of the National Auto Research Publication Blue Book. At the Executive's election, the Executive may retain any existing club memberships of the Executive purchased by the Company or SCW upon reimbursement to the Company or SCW, as the case may be, of any membership costs paid by the Company or SCW.

              (vi) To the extent not theretofore paid or provided, the Company and/or SCW shall timely pay or provide the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company and its affiliates (such other amounts and benefits being hereinafter referred to as "Other Benefits") in accordance with the terms of such plan, program, policy, practice, contract or agreement.

             (vii)  The Executive shall be entitled to
           interest on any payments not paid on a timely basis as provided in this Section 6(a) at the applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code.

          (b) Death: If the Executive's employment is terminated by reason of the Executive's death during the Effective Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued
Obligations and the timely payment or provision of Other
Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a cash lump sum within 10 days of the date of the Executive's death.

          (c) Disability: If the Executive's employment is terminated by reason of the Executive's Disability during the Effective Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a cash lump sum within 30 days of the Executive's termination of employment.

          (d) Cause, Other than for Good Reason:  If the
Executive's employment shall be terminated for Cause during the Effective Period or, if the Executive voluntarily terminates employment during the Effective Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and any benefits payable to Executive under a plan, policy, practice, etc., referred to in Section 7 below. Accrued
Obligations shall be paid to the Executive in a cash lump sum within 60 days of the Executive's termination of employment.

     7.   Non-Exclusivity of Rights

          Subject to Section 8, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliates and for which the Executive may qualify, nor, subject to Sections 8 and 19, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice, program, contract or agreement with the Company or any of its affiliates at or subsequent to the date of termination of the Executive's employment shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement.

     8.   Limitation on Benefits

          (a) Notwithstanding anything in this Agreement to the contrary, if any payments or benefits to be made to or for the Executive's benefit, whether pursuant to this Agreement or otherwise, whether by the Company, SCW or another entity or person, would constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments or benefits shall be modified to the extent necessary so that no portion of such benefits or payments shall subject the Executive to any excise tax under
Section 4999 of the Code.

          (b) In the event the amount of any "parachute payments" which would be payable to or for the benefit of the Executive without regard to this Section must be modified to comply with this Section, the Executive shall direct which "parachute payments" are to be waived or modified;
provided, however, that no change in timing of the payments shall be made without the consent of the Company or SCW.

          (d) Payment of amounts pursuant to this Agreement shall not, unless directed by the Executive, be delayed pending determination of the status of a payment as a "parachute payment" by the Internal Revenue Service, court or similar body of competent jurisdiction. Either the Company, SCW or the Executive may, however, request a determination as to whether the payment or benefit would constitute a parachute payment and, if so requested, such determination shall be made by an independent accounting firm selected by the Company and SCW and approved by the Executive. Payment may be delayed pending any such determination, provided that the Executive shall be entitled to interest on any delayed payment at the applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code.

          (c) Notwithstanding anything in this Agreement to the contrary, if any payments or benefits to be made to or for the Executive's benefit, whether pursuant to this Agreement or otherwise, whether by the Company, SCW or another entity or person, would not be deductible by the Company or SCW due to limitations imposed by Section 162(m) of the Code, then such payments or benefits shall be deferred to the extent necessary until such time as such payments would be deductible under Section 162(m) of the Code. Either the Company, SCW or the Executive may request a determination as to whether any payments would be subject to limitations on deductibility under Section 162(m) of the Code and, of so requested, such determination shall be made by independent legal counsel selected by the Company or SCW and approved by the Executive. Payment may be delayed pending any such determination, provided that the Executive shall be entitled to interest on any delayed payment at the applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code. [The Executive shall also be entitled to interest on any payments deferred as a result of the limitations on deductibility under Section 162(m) of the Code at the applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code.]

     9.   Full Settlement

          The obligation of the Company and SCW to make the payments provided for in this Agreement and otherwise to perform their obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or SCW may have against the Executive or others. [In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(a)(iv), such amounts shall not be reduced whether or not Executive obtains other employment.]

     10.  Successors

          (a) This Agreement is personal to the Executive and shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company, SCW and their successors and assigns.

          (c) The Company and SCW will require any successor (whether direct or indirect, by purchase, merger, consolidation oo otherwise) to all or substantially all of their business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company or SCW would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise, and "SCW" shall mean SCW as defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11.  Arbitration

          (a) Because it is agreed that time will be of the essence in determining whether any payments are due to the Executive under this Agreement, the Executive may submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration. This right to select arbitration shall be solely that of the Executive, and the Executive may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on the Executive, and the Executive may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration.
During the lifetime of the Executive only he or she can use the arbitration procedure set forth in this section.

          (b) Any claim for arbitration may be submitted as follows: If the Executive disagrees with the Company or SCW regarding the interpretation of this Agreement and the claim is finally denied by the Company or SCW in whole or in part, such claim may be filed in writing with an arbitrator of the Executive's choice who is selected by the method described in the next three sentences. The first step of the selection shall consist of the Executive submitting a list of five potential arbitrators to the Company and SCW. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California
Superior Court or Appellate Court judge. Within two weeks after receipt of the list, the Company and SCW shall select one of the five arbitrators as the arbitrator for the dispute in question. If the Company and SCW fail to select an arbitrator in a timely manner, the Executive shall then designate one of the five arbitrators as the arbitrator for the dispute in question.

          (c) The arbitration hearing shall be held within thirty days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of the hearing shall be allowed without the mutual consent of the Executive and the Company. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing at his or her discretion when sufficient evidence to satisfy issuance of an award has been presented.

          (d) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than thirty days after the close of the hearing. In the event the arbitrator finds that the Company or SCW has breached this Agreement, he or she shall order the Company or SCW, as the case may be, to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after it is rendered. If an action is brought to confirm the award, the Company, SCW and the Executive agree that no appeal shall be taken by either party from any decision rendered in such action.

          (e) The Company and SCW will be considered the prevailing party in a dispute if the arbitrator determines that neither the Company nor SCW has breached this Agreement.
Otherwise, the Executive will be considered the prevailing party. In the event that the Company and SCW are the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Company or SCW) including stenographic reporter, if employed, shall be paid by the Executive. In the event that Executive is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys' fees incurred by the Executive), including the fees of a stenographic reporter if employed, shall be paid by the Company and SCW.

     12.  Governing Law

          The laws of California shall govern the validity and interpretation of this Agreement, with regard to conflicts of laws.

     13.  Captions

          The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     14.  Amendment

          This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     15.  Notices

          All notices and other communications regarding this Agreement shall be in writing and shall be hand delivered to the other party or sent by prepaid registered or certified mail, return receipt requested, addressed as follows:

          If to the Executive:  __________________________
                                __________________________
                                __________________________

          If to the Company:  American States Water Company
                              630 East Foothill Boulevard
                              San Dimas, CA  91773
                              Attn:  Secretary

          If to SCW:          Southern California Water Company
                              630 East Foothill Boulevard
                              San Dimas, CA 91773
                              Attn:  Secretary

or to such other address as either party shall have furnished to the other in writing. Notice and communications shall be effective when actually received by the addressee.

     16.  Severability

          The lack of validity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


     17.  Withholding Taxes

          The Company and SCW may withhold required federal, state, local or foreign taxes from any amounts payable under this Agreement.

     18.  No Waiver

          The Executive's, the Company's or SCW's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive, the Company or SCW may have under this Agreement, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right under this Agreement.

     19.  At-Will Employment

          The Executive, the Company and SCW acknowledge that, except as may otherwise be provided under any other written agreement between the Executive, the Company and SCW, the employment of the Executive by the Company and SCW prior to the Change in Control Date is "at will" and, prior to the Change in Control Date, the Executive's employment may be terminated by either the Executive or the Company or SCW, as the case may be, at any time, in which case the Executive shall have no further rights under this Agreement. From and after the Change in Control Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

     20.  Counterparts

     This Agreement may be executed simultaneously in two or
more  counterparts,  each  of  which  shall  be  deemed   an
original, but all of which shall together constitute one and the same Agreement.

     21.  Joint and Several Liability

      The obligation of the Company and SCW to make payments hereunder shall be joint and several.

     22.  Allocation of Payments

     As between the Company and SCW, any payments to be made by the Company and/ SCW hereunder shall be allocated between the Company and SCW on the same basis as the payment of salary and benefits of the Executive were allocated between the Company and SCW immediately prior to the Change in Control Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above in Los Angeles, California.

                         AMERICAN STATES WATER COMPANY

                         By    /s/ Floyd E. Wicks
                               ------------------------------
                         Title President and Chief
                               Executive Officer


                         SOUTHERN CALIFORNIA WATER COMPANY

                         By    /s/ Floyd E. Wicks
                               -------------------------------
                         Title President and Chief
                               Executive Officer


                         EXECUTIVE

                         /s/ Joel A. Dickson
                         ------------------------------------